Momentus Receives FCC License for First Flight SAN JOSE, Calif. – Momentus Inc. (NASDAQ: MNTS) ("Momentus" or the "Company"), a U.S. commercial space company that plans to offer transportation and other in-space infrastructure services, today announced that it has received a license from the Federal Communications Commission (FCC) supporting the inaugural flight of the Vigoride orbital transfer vehicle on the upcoming SpaceX Transporter-5 mission targeted for launch in May 2022. The FCC license, issued after consultation with government agencies, authorizes Momentus to use radio frequencies to communicate with Vigoride while the spacecraft is in Low Earth Orbit. "We continue to make substantial progress in working through the different regulatory processes, as shown by receipt of this license from the FCC and the license modification approvals we received on March 21, 2022, and April 27, 2022, from the National Oceanic and Atmospheric Administration," said Momentus Chief Executive Officer John Rood. "Our team remains focused on finishing late-stage preparation of the spacecraft as we look toward our first flight." The Company is currently working with the Federal Aviation Administration (FAA) on its application for payload review. As part of this review, the FAA consults with other government agencies to determine whether the launch of a proposed payload would present any issues affecting public health and safety, the safety of property, U.S. national security or foreign policy interests, or international obligations of the United States. The FAA payload approval is the final regulatory milestone the Company must meet before proceeding with its first flight. During this inaugural mission, Momentus plans to take customer payloads to orbit and generate a small amount of revenue. However, the mission's primary goals are to test Vigoride in space, learn from any issues encountered, and incorporate lessons learned into future Vigoride vehicles. The Vigoride spacecraft recently completed vibration testing to verify that all systems are ready for the launch environment. Momentus is in the final stages of completing work on the vehicle before its launch on the SpaceX Transporter-5 mission. About Momentus Momentus is a U.S. commercial space company that plans to offer in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development. The Company anticipates flying its first Vigoride vehicle to Low Earth Orbit on a third-party launch provider as early as May 2022, subject to receipt of appropriate government licenses, for which there is no assurance such licenses, approvals and availability will be received, if at all. Forward-Looking Statements This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 9, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Investors Darryl Genovesi at investors@momentus.space Media Jessica Pieczonka at press@momentus.space